Exhibit 99.1

CORPORATE HEADQUARTERS 4000 Union Pacific Avenue City of Commerce, CA 90023 Phone: (323) 980-8145 www.99only.com

99¢ ONLY STORES® REPORTS FIRST QUARTER FISCAL 2014 RESULTS

CITY OF COMMERCE, California — August 8, 2013 - 99¢ Only Stores® (the “Company”) announced its financial results for the first quarter ended June 29, 2013.

The Company’s net sales increased $32.9 million, or 8.2%, to $433.9 million for the first quarter of fiscal 2014 compared to $401.0 million for the first quarter of fiscal 2013.  Same-store sales, calculated on a comparable 13-week period, increased 3.1%.  The Company’s Adjusted EBITDA(1) was $35.5 million in the first quarter of fiscal 2014, compared to $39.2 million in the first quarter of fiscal 2013, and the Company’s Adjusted EBITDA margin was 8.2% compared to 9.8% over the same period. Easter, a holiday that drives the Company’s busiest selling week, occurred in calendar year 2012 on April 8 and in calendar year 2013 on March 31. As a result, the Company did not benefit from the Easter selling season in the first quarter of 2014, which the Company estimates negatively impacted same-store sales by approximately 180 basis points.

During the first quarter of fiscal 2013, the Company opened six stores, three in California, one in Nevada and two in Texas.  As of June 29, 2013, the Company operated 322 stores, an increase of 7.3% in store count over last year. The gross and saleable retail square footage at the end of the first quarter were 6.74 million and 5.30 million, respectively.  This represents an increase of 6.5% and 6.4% for gross and saleable square footage, respectively, over last year.

In fiscal 2014, the Company expects to increase its store count by approximately 10%, exclusively in existing markets.

Merger

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold/Schiffer family.  The acquisition is referred to as the “Merger.”

(1) “EBITDA” and “Adjusted EBITDA” are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the closest GAAP measure of these non-GAAP measures are included in this press release.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its first quarter fiscal 2014 ended June 29, 2013 and the other matters described in this release is scheduled for Friday, August 9, 2013 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time).

The live First Quarter Fiscal 2014 Earnings call can be accessed by dialing (888) 895-5479 from the U.S.A., or (847) 619-6250 from international locations, and entering confirmation code 35393897.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for a ConferencePlus operator to assist you.  Please inform the operator that you are calling in for 99¢ Only Stores’ First Quarter Fiscal 2014 Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Friday, August 16, 2013, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 35393897#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA as presented herein, is a supplemental measure of our performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA and Adjusted EBITDA to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA and Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Quarter Ended
	June 29, 2013	June 30, 2012
	(In thousands)
	(Unaudited)

Net income (loss)	$3,164	$(4,891)
Interest expense, net	14,673	15,353
Provision (benefit) for income taxes	1,750	(2,788)
Depreciation and amortization	15,768	14,193
EBITDA	$35,355	$21,867
Accrual adjustments (a)	18	(695)
Stock-based compensation (b)	(1,571)	792
Merger expenses (c)	—	154
Texas lease termination costs (d)	(564)	105
Purchase accounting effect on leases (e)	359	410
Executive related expenses (f)	30	—
Loss on extinguishment of debt (g)	—	16,346
Other (h)	1,831	262
Adjusted EBITDA	$35,458	$39,241

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated, and former executive put rights adjustment.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(e)          Represents purchase accounting effect on rent revenue and rent expense.

(f)           Represents executive relocation and other expenses.

(g)          Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the first quarter of fiscal 2013.

(h)         Represents the following non-cash or one-time charges and income: (a) for all periods, amortization of gains relates to sale-leaseback arrangements; (b) for all periods, net loss on the sale of non-core assets; (c) for fiscal 2013, charges related to an interest rate hedging loss; (d) for fiscal 2014, inventory project related expenses and real estate study fees.

99¢ ONLY STORES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 29, 2013	March 30, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash	$71,326	$45,476
Accounts receivable, net of allowance for doubtful accounts of $200 and $84 at June 29, 2013 and March 30, 2013, respectively	1,883	1,851
Income taxes receivable	2,438	3,969
Deferred income taxes	33,139	33,139
Inventories, net	210,716	201,601
Assets held for sale	2,106	2,106
Other	15,094	16,370
Total current assets	336,702	304,512
Property and equipment, net	478,387	476,051
Deferred financing costs, net	20,296	21,016
Intangible assets, net	469,841	471,359
Goodwill	479,745	479,745
Deposits and other assets	4,808	4,554
Total assets	$1,789,779	$1,757,237

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$85,011	$50,011
Payroll and payroll-related	23,448	17,096
Sales tax	4,443	7,200
Other accrued expenses	24,402	29,695
Workers’ compensation	38,365	39,498
Current portion of long-term debt	8,567	8,567
Current portion of capital lease obligation	84	83
Total current liabilities	184,320	152,150
Long-term debt, net of current portion	748,830	749,758
Unfavorable lease commitments, net	13,898	14,833
Deferred rent	6,670	4,823
Deferred compensation liability	1,146	1,153
Capital lease obligation, net of current portion	249	271
Long-term deferred income taxes	187,163	186,851
Other liabilities	6,471	8,428
Total liabilities	1,148,747	1,118,267

Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value — authorized, 1,000 shares; no shares issued or outstanding	—	—
Common stock $0.01 par value — Class A authorized, 1,000 shares; issued and outstanding, 100 shares and Class B authorized, 1,000 shares; issued and outstanding, 100 shares at June 29, 2013 and March 30, 2013, respectively	—	—
Additional paid-in capital	652,853	654,424
Accumulated deficit	(11,038)	(14,202)
Other comprehensive loss	(783)	(1,252)
Total shareholders’ equity	641,032	638,970
Total liabilities and shareholders’ equity	$1,789,779	$1,757,237

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the First Quarter Ended
	June 29, 2013	June 30, 2012

Net Sales:
99¢ Only Stores	$420,936	$388,956
Bargain Wholesale	12,930	11,994
Total sales	433,866	400,950
Cost of sales (excluding depreciation and amortization expense shown separately below)	266,679	243,902
Gross profit	167,187	157,048

Selling, general and administrative expenses:
Operating expenses	131,832	118,771
Depreciation	15,326	13,752
Amortization of intangible assets	442	441
Total selling, general and administrative expenses	147,600	132,964
Operating income	19,587	24,084

Other (income) expense:
Interest income	(15)	(224)
Interest expense	14,688	15,577
Loss on extinguishment of debt	—	16,346
Other	—	64
Total other expense, net	14,673	31,763
Income (loss) before provision for income taxes	4,914	(7,679)
Provision (benefit) for income taxes	1,750	(2,788)
Net income (loss)	$3,164	$(4,891)

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Quarter Ended
	June 29, 2013	June 30, 2012

Cash flows from operating activities:
Net income (loss)	$3,164	$(4,891)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15,326	13,752
Amortization of deferred financing costs and accretion of OID	1,102	1,001
Amortization of intangible assets	442	441
Amortization of favorable/unfavorable leases, net	141	47
Loss on extinguishment of debt	—	16,346
Loss on disposal of fixed assets	52	259
(Gain) loss on interest rate hedge	(322)	296
Stock-based compensation	(1,571)	792

Changes in assets and liabilities associated with operating activities:
Accounts receivable	(32)	1,348
Inventories	(9,115)	4,139
Deposits and other assets	1,015	(2,517)
Accounts payable	33,860	6,946
Accrued expenses	(1,698)	(6,753)
Accrued workers’ compensation	(1,133)	(679)
Income taxes	1,531	(3,086)
Deferred rent	1,847	1,927
Other long-term liabilities	(845)	(50)
Net cash provided by operating activities	43,764	29,318

Cash flows from investing activities:
Purchases of property and equipment	(16,594)	(9,025)
Proceeds from sale of property and fixed assets	11	11,505
Purchases of investments	—	(384)
Proceeds from sale of investments	—	1,416
Net cash (used in) provided by investing activities	(16,583)	3,512

Cash flows from financing activities:
Payment of debt	(1,310)	(1,309)
Payments of capital lease obligation	(21)	(21)
Payment of debt issuance costs	—	(11,230)

Net cash used in financing activities	(1,331)	(12,560)

Net increase in cash	25,850	20,270
Cash - beginning of period	45,476	27,766

Cash - end of period	$71,326	$48,036

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Founded in 1982, 99¢ Only Stores® operates 326 extreme value retail stores with 237 in California, 42 in Texas, 30 in Arizona and 17 in Nevada as of August 8, 2013. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods. For more information, visit www.99only.com.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.